CERTIFICATION OF PEO PURSUANT TO 18 U.S.C. 1350
Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Neil Maedel, Principal Executive Officer of Pan American Goldfields Ltd. (the “Company”), hereby certifies that, to the best of his knowledge:

1.
This Annual Report on Form 10-K for the fiscal year ended February 28, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neil Maedel
Neil Maedel
Executive Chairman and Principal Executive Officer

Date: May 15, 2013